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                                  EXHIBIT 21.1


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
          ENTITY                                                JURISDICTION

          LPI Charles County Corp.                              Delaware
          LPI Southbridge Corp.                                 Delaware
          VMIF 248 Buckeye Wilshire Corp.                       Delaware
          VMIF/Anden Southbridge Venture                        Illinois
          VMIF Charles County Venture                           Illinois
          BMIF Merger Corp.                                     Illinois
          VMIF 9025 Wilshire Corp.                              Illinois
          VMIF Oakridge Corp.                                   Illinois
          BMIF Merger II Corp.                                  Illinois
          VMIF Rancho Malibu Corp.                              Illinois
          VMIF Rancho Malibu Limited Partnership                Illinois
          LPI Southbridge L.P.                                  Illinois
          LPI Charles County L.P.                               Illinois
          LPI Wayside Corp.                                     Illinois
          LPI Wayside L.P.                                      Illinois
          VMIF/Anden Wayside Venture                            Illinois
          BMIF Monterey County Corp.                            Illinois
          LPI Development, Inc.                                 Illinois
          BMIF Rancho Malibu II Corp.                           Illinois
          American Properties Investments, Inc.                 Washington
          Grand Harbor Associates, Inc.                         Florida
          Grand Harbor Property Holdings, Inc.                  Florida
          Oak Harbor Property Holdings, Inc.                    Florida
          Quality Life Services, Inc.                           Florida
          Quality Life Services, Ltd.                           Florida
          Grand Harbor Property Management, Inc.                Florida
          Grand Harbor Realty Sales, Inc.                       Florida
          GHA Harmony, Inc.                                     Florida
          GHA River Club, Inc.                                  Florida
          GHA Wood Duck, Inc.                                   Florida
          GHA Harbor Links, Inc.                                Florida
          GHA Harbor Pointe, Inc.                               Florida
          GHA Development, Inc.                                 Florida
          GHA St. David's Ltd.                                  Florida
          GHA Newport, Ltd.                                     Florida
          GHA Harbor, Ltd.                                      Florida
          GHA Coventry, Ltd.                                    Florida
          GHA Victoria, Ltd.                                    Florida
          GHA St. Andrews, Ltd.                                 Florida
          GHA Grand Harbor Ltd.                                 Florida
          Oak Harbor ACLF, Inc.                                 Florida
          Oak Harbor Club, Inc.                                 Florida
          Oak Harbor Community Development, Inc.                Florida
          Oak Harbor Villas Community, Inc.                     Florida
          Oak Harbor Club Properties, Inc.                      Florida
          Oak Harbor Realty Sales, Inc.                         Florida
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